Exhibit 3.1

ARTICLES OF INCORPORATION

OF

LIBERTY MINT, LTD.

THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record, and file these Articles of Incorporation, in writing, and we do hereby certify:

ARTICLE I

NAME

The name of this Corporation shall be:        Liberty Mint, Ltd.

ARTICLE II

PURPOSE

The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all other lawful activity, as provided by the laws of the State of Nevada.

ARTICLE III

CAPITAL STOCK

The authorized amount of Capital Stock of the Corporation shall be Fifty Million (50,000,000) shares of Common Stock at $.001 par value per share, there shall also be Ten Million (10,000,000) shares of Preferred Stock at $.001 par value per share, which shares shall be issued at the discretion of the Board of Directors. The Capital Stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada.

ARTICLE IV

GOVERNING BOARD

The members of the Governing Board of the Corporation are styled Directors. The initial board of directors shall consist of five (5) members. The names and post office addresses of the First Board of Directors are as follows:

FIRST BOARD OF DIRECTORS

Name	Address
William C. Schmidt	88 NE 5th Ave Del Ray Beach, Florida 33483

John Pennington	88 NE 5th Ave Del Ray Beach, Florida 33483

Robert Joyce	3255 Sunset Blvd. #2200 Hollywood, California 90028

Daniel Southwick	651 Columbia Avenue Provo, Utah 84604

Creed Law	P.O. Box 575 Jackson Hole, Wyoming 83001

ARTICLE V

INCORPORATOR

The name and address of the incorporator signing these Articles of Incorporation, who is above the age of eighteen (18) years, is as follows:

Name	Address
Cletha A. Walstrand	136 East South Temple, Suite 1700-A Salt Lake City, Utah 84111

ARTICLE VI

RESIDENT AGENT

The name and address of the Resident Agent is as follows:

Name	Address
Gateway Enterprises, Inc.	3230 East Flamingo Road, Suite 156 Las Vegas, Nevada 89121

and Gateway Enterprises, Inc., does hereby certify that on the 24th day of May, 1999, they accepted the appointment as Resident Agent of the Corporation in accordance with Section 78.090, N.R.S.

ARTICLE VII

INDEMNIFICATION

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VIII

CONTROLLING INTEREST

The provisions of NRS 78.378 to 78.3793, inclusive shall not be applicable to any acquisition of a controlling interest in the Corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 21st day of May, 1999.

Cletha A. Walstrand

State of Utah                    )

                                          :ss.

County of Salt Lake         )

On the 21st day of May, 1999, personally appeared before me, a notary public (or judge or other authorized person, as the case may be), duly commissioned and sworn, Cletha A. Walstrand, personally known or proven to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument and who acknowledged that she executed the instrument.

IN WITNESS WHEREOF, I have executed this notary and affixed my official seal.

NOTARY SEAL

NOTARY PUBLIC

My Commission Expires:

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.blz	FILED: C13001-99 MAR 23, 2004

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Liberty Mint, Ltd.

2. The articles have been amended as follows (provide article numbers, if available):

The following amendment of the Articles of Incorporation Article III was adopted by a majority vote of the shareholders of the Corporation on March 19, 2004. The shareholders consented to a reverse split on a 1 to 20 basis of the Company’s common stock.

The number of shares of the corporation outstanding at the time of adoption of the foregoing was 11,991,000; and the number of shares entitled to vote thereon were the same.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 11,000,000

4. Effective date of filing (optional): 3/22/04

5. Officer Signature (required):

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Form 78.385 Amend 2003
Revised on: 11/03/03

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.blz	FILED: C13001-99 JAN 11, 2005

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Liberty Mint, Ltd.

2. The articles have been amended as follows (provide article numbers, if available):

Article I- Liberty Mint, Ltd changed to Akesis Pharmaceuticals, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 10,000,000

4. Effective date of filing (optional): 12/13/04

5. Officer Signature (required):

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Form 78.385 A
Revised on: 11/03/03